Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (this “Agreement”), effective as of July 30, 2024, is made by and between Ethan Allen Interiors Inc., a Delaware corporation (the “Corporation”) and its wholly owned subsidiary, Ethan Allen Global, Inc., a Delaware corporation (the “Subsidiary”), and M. Farooq Kathwari (the “Executive”).

WHEREAS, the Corporation, the Subsidiary, and the Executive are parties to that certain Employment Agreement dated as of February 3, 2022 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to extend the term of employment for an additional two years;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the Corporation, the Subsidiary, and the Executive hereby agree as follows:

1.	Section 3 of the Agreement is hereby amended by deleting the reference to “June 30, 2025” and replacing it with “June 30, 2027”; and

2.	Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and the Corporation has caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written.

EXECUTIVE

/s/ M. Farooq Kathwari

M. Farooq Kathwari

ETHAN ALLEN INTERIORS INC.

By: /s/ John J. Dooner Jr.

John J. Dooner Jr.

Director

ETHAN ALLEN GLOBAL, INC.

By: /s/ John J. Dooner Jr.

John J. Dooner Jr.

Director